TELS Corporation

406 West South Jordan Parkway, Suite 250
South Jordan, Utah  84095

NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
To be Held June 3, 1996


To the Shareholders of TELS Corporation,

           The Annual Meeting of the Shareholders of TELS Corporation (the "Company") will be held on June 3, 1996, at 2:00 P.M. MDT time, at 705 East Main Street,
American Fork, Utah 84003 for the following purposes:

           1.              To elect one director;

           2.              To transact such other business as may properly come
 before the meeting or any                    adjournment or adjournments
                                                                thereof.

           Only shareholders of record at the close of business on March 25, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors



                               Willard H. Gardner, Secretary
South Jordan, Utah
Dated: May 3, 1996
____________________________________

           The vote of each shareholder will be important at this meeting. You are urged to complete and sign the enclosed Proxy and return it in the accompanying envelope as soon as possible. Such action will not affect your right to vote in person should you find it possible to attend the meeting.

           Requests for additional Proxy Statement, Notice of Annual Meeting and Annual Report can be obtained from TELS Corporation, 406 West South Jordan Parkway, Suite 250, South Jordan, Utah 84095.
                              TELS Corporation

                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                         To be held on June 3, 1996


           This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of TELS Corporation, a Utah corporation (the
"Company"), to be voted at the Annual Meeting of Shareholders to be held at TELS Corporation, located at 705 East Main Street, American Fork, Utah
 84003 (see enclosed
map), on June 3, 1996, at 2:00 P.M. MDT. Certain directors, officers and employees of the Company may solicit Proxies by telephone, telegram, mail or personal contact.
Arrangements will be made with brokers, nominees and fiduciaries to send Proxies and proxy materials to their principals at the Company's expense. All costs incurred in connection with the solicitation will be borne by the Company. This form of Proxy Statement was first mailed to Shareholders on May 3, 1996.

                                 THE PROXY

           The enclosed Proxy, even though executed and returned, may be revoked at any time before being voted by written notice mailed or delivered to the Secretary of the Company, by substitution of a new Proxy bearing a later date, or by a request for return of the Proxy at the Annual Meeting. The mailing address of the Company is 406
West South Jordan Parkway, Suite 250, South Jordan, Utah 84095.

           Proxies shall be voted in accordance with the directions of the shareholders. Unless otherwise directed, Proxies will be voted (1) for the election of the nominee for director designated by the Board of Directors; and (2) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the meeting.

                       INFORMATION ON OUTSTANDING STOCK

           On March 25, 1996 (the "Record Date"), the Company had issued and outstanding 3,891,319 shares of Common Stock, $.02 par value
("Common Stock").  Each
share of Common Stock is entitled to one vote. There were no shares of Preferred Stock issued and outstanding. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the meeting.
The presence at the meeting, in person or by Proxy, of a majority of the votes evidenced by outstanding shares shall constitute a quorum for the transaction of business.
Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to Proxies and other individual shareholder voting records is limited to the Inspector of Election (Stephen M. Nelson) and certain employees of TELS and its agents. The nominee for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Under Utah law, abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.


                     APPOINTMENT OF INDEPENDENT AUDITORS

           Coopers & Lybrand L.L.P. have been recommended by the Audit Committee of the Board for appointment as the Independent Auditors for the Company for the year ending December 31, 1996. Neither Coopers & Lybrand L.L.P. nor any of its members has any financial interest, direct or indirect, in the Company, nor has Coopers
& Lybrand L.L.P. nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer or employee. It is anticipated that a representative of Coopers & Lybrand L.L.P. will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from
Coopers & Lybrand L.L.P. will make any statement or presentation. Coopers & Lybrand L.L.P. were the Independent Auditors for the Company for the year ended December
31, 1995. There have not been, and there are not any, disagreements with Coopers & Lybrand L.L.P. with regard to the Company's financial statements or generally accepted auditing standards.

                              SHAREHOLDER PROPOSALS

           The Proxy and Proxy Statement were first mailed to shareholders on May 3, 1996. Any shareholder desiring to submit a proposal for consideration at the next
Annual Meeting of Shareholders in 1997 should transmit such proposal(s) to the offices of the Company on or before January 4, 1997.

           Compliance with Section 16(a) of the Exchange Act. Based upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company during its most recent fiscal year and any other written representation received by the Company, each officer, director and known beneficial owner of more than 10% of any class of equity securities of the Company has filed on a timely basis, as disclosed in the above Forms, all reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except that Mr. Gardner and Mr. Doyle were delinquent in filing Form 4 regarding the receipt of certain restricted common stock options.


       INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS


           The following table sets forth, as of the Record Date, the name of each person who, (i) owns or is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) is a Named Executive or (iii) is a director for the Company of the number of shares owned by each such person, the number of shares owned by all directors and officers as a group, and the percentage of the outstanding shares represented thereby.

                      COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
                                   Amount and Nature        Percent of
Name of                            of Beneficial            Total Voting
Beneficial Owner                     Stock(1)               Shares

Dr. John L. Gunter (3)               631,115                16%
406 W. South Jordan Parkway, #250
South Jordan, UT  84095

P. Diane Gunter (3)                  196,600                 5%
705 East Main
American Fork, UT 84003

Willard H. Gardner                   155,250                 4%
1495 Oak Lane
Provo, UT 84604

David K. Doyle                       139,050                 4%
8808 Bell Mountain Drive
Austin, TX 78730

Stephen M. Nelson                    289,500                 8%
406 W. South Jordan Parkway, #250
South Jordan, UT 84095

R. James Taylor                       52,574                 1%
406 W. South Jordan Parkway, #250
South Jordan, UT  84095

Dr. Ming T. Chen                        *                    *
406 W. South Jordan Parkway, #250
South Jordan, UT  84095

Common Stock holdings of all directors and executive officers
 as a group were(6 persons)         1,464,089                36%

*Less than 1 percent

(1) This column lists voting securities, including restricted stock held by executive officers and directors, over which they have voting power but no investment power. Otherwise, each director or officer has sole voting and investment power over the shares reported, except as noted.
           This column also includes 111,600 shares for Mr. Gunter; 81,500 shares for Mr. Nelson; 115,000 shares for Mr. Gardner; 113,000 shares for Mr. Doyle, and
           43,700 shares for Mr. Taylor which may be acquired by such director pursuant to stock options that are or will become exercisable within 60 days.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options exercisable within
           60 days of the Record Date, (b) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers, and (c) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and officers of the Company have sole voting and investment power over the shares of the Company's Common Stock held in their names, except as noted in the following footnotes. Dr. and Mrs. Gunter may be deemed to have control of the Company by virtue of their combined ownership of approximately 18% of the
           Company's outstanding voting shares.




                           ELECTION OF DIRECTORS

           One Director is to be elected at the meeting. The Company's Articles of Incorporation and By-Laws provide for classification of the Board of Directors into three classes. Directors are elected at the annual meeting of shareholders at which their respective class is elected, and they hold office until the expiration of their terms and until their successors are elected and qualified. The By-laws of the Company provide that the number of Directors of the Company shall not be less than three (3) or more than nine (9), as determined by vote of the Board. The Board has determined the most effective size of the Board to be five (5), and therefore has determined to present only one individual for election at the meeting.

           John L. Gunter, if elected, will serve a three year term expiring in 1999. In the event that the nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors, to serve for the term proposed for the nominee which such substitute would replace. The Board of Directors has no reason to believe that the nominee will be unavailable. All Directors have served continuously since first appointed or elected as a Director. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

                                  Principal           Director Present
Name and Position          Age    Occupation          Since    Term Expires

NOMINEE:

John L. Gunter (1)          59   Chairman of the Board,  1981       1996
Chairman, President and          President and
Chief Executive Officer          Chief Executive Officer

Dr. Gunter, TELS' founder, has been a Director and President of the Company since its organization in February, 1981. He was elected Chairman of the Board on February 9,
1984.   Dr. Gunter received a B.S. in physics from Marshall University,
Huntington, West Virginia, and a doctorate in physics from Brigham Young University, Provo, Utah.
For five years after completing his doctorate, Dr. Gunter was on the faculty of Rochester Institute of Technology, Rochester, New York, first as Associate Professor and Director of Computer Sciences, and later as the Director of Computing Activities and the Director (Dean) of the College of Computer and Information Sciences and Technology. Dr. Gunter has been involved in design and/or management of design activities in the computer field for over thirty years, first as a high school and college student working as a computer programmer for Union Carbide Corporation, then as Factory Engineer, Project Design Engineer and Project Manager from 1959 to 1965 for RCA, EDP Division and for North
American Aviation, Space and Information Systems Division. Dr. Gunter also served as Senior Vice President for Information Systems with Galbraith and Green, Inc., an insurance company, during 1974 and 1975. He was a political appointee of Governor Calvin Rampton for almost five years, serving as the Director of Systems, Planning and Computing for the State of Utah from 1975 to 1979. He served as a private consultant and as General Manager for Business Communications Systems, Inc.,during 1980.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEE.

                          INCUMBENT DIRECTORS

                                                                     Present
                              Principal                    Director  Term
Name and Position       Age   Occupation                   Since     Expires


Willard H. Gardner, (1) 70    Retired, Executive Director  1984       1997
Secretary, Director and       Information Systems
Chairman of Audit Committee   Services, Brigham Young
                              University

David K. Doyle (2)      66    Retired, U.S. Army,          1988       1998
Director and Chairman of      Lieutenant General and
Executive Compensation        Management Consultant
Committee

Stephen M. Nelson (3)   47    Executive Vice President and 1991       1997
Director, Executive V.P.,     Chief Financial Officer
Chief Financial Officer
and Treasurer


           Mr. Gardner has been a Director of the Company since
September 5, 1984, and effective January 14, 1989, he took on the additional responsibility of Corporate
Secretary. From 1963 until 1990, he was employed by Brigham Young University in various capacities, including as the Executive Director of Information Systems Services, and he was an Associate Professor of Computer Science from 1980 to 1990.
In September of 1990, Mr. Gardner moved into semi-retirement and has since been involved with several voluntary industry initiatives intended to expand high-capacity data telecommunications, both nationally and locally. Mr. Gardner served in the Utah State Legislature from 1973 to 1985. He was a Founding Member of the Board of Trustees of the Utah Technology Finance Corporation, served as a member of the Board of State Lands and
Forestry and was a Founding Member of the Board of Trustees of the Utah Information Technology Association. Mr. Gardner received a B.S. in physics from Utah State
University and an M.S. in mathematics from Brigham Young University. Mr. Gardner's technical accomplishments include development of computer programs for trajectory studies in connection with the ABLE project (first moon shot) in 1958, and of display checkout routines for the APOLLO project in 1962. He also managed the development of payroll and accounting computer programs at BYU during the 1960's.

           Lieutenant General Doyle, U.S. Army Retired, was appointed
Director of the Company on July 21, 1988, and has served as a director continuously since that time. General Doyle spent over 35 years in the military service before retiring on June 30, 1986. During his last period of service, he reengineered the Army's automation and communications services to create a world-wide integrated information system. Concurrently, he served as the Army's Chief Information Officer and organized a new corporate staff to establish policy, and plan, program and budget for the Army's tactical command and control, and information management organizations. Since leaving the service, General
Doyle co-founded WELS Research Corporation, a weather information company.
He has served on an information system oversight committee for the National Academy of
Science, and has consulted on a wide range of information issues for both commercial and defense industries.

           Mr. Nelson was appointed as a Director in June, 1991, and was elected to serve a three year term at the June, 1994, annual meeting. He has been involved with the Company since 1982. From 1982 through 1986, and from 1987 to 1989, he was an outside consultant. From 1986 through 1987 he served as Chief Financial Officer. In
February, 1990 he was appointed Chief Financial Officer, Treasurer and
Vice President Finance. In 1993 he was appointed Senior Executive Vice President and in 1994 he became a member of the Office of the President. He has been a major force behind the Company's acquisition initiatives and has been instrumental in automating the Company's financial systems. Mr. Nelson is a Certified Public Accountant. He graduated from the University of Utah in 1974 with a B.S. degree in accounting. From 1974 through 1980 he worked in public accounting for Tanner & Co. in Salt Lake City, Utah. From
1980 through 1982, Mr. Nelson worked as the Vice President of Finance and Treasurer for Gem Insurance
Company, in Salt Lake City, Utah. From 1982 through 1989 he was a partner and owner of Nelson and Holyoak, Certified Public Accountants. Mr. Nelson is a member of the
American Institute of Certified Public Accountants, the Utah Association of Certified Public Accountants and also a member of the Institute of Management Accountants. From
1989 through 1990 he served as president of the Institute of Management Accountants. He also served on the Board of Directors of the American
Fork Chamber of Commerce
from January 1992 through December 1994.


                                       SPECIAL APPOINTMENT DIRECTOR

           Dr. Ming-Tzong Chen was appointed a Director in December, 1995, to fill a vacancy on the Board of Directors. His term of appointment expires on June 3,
1996. Dr. Chen received a doctorate in physics from Brigham Young University, Provo, Utah. Dr. Chen formed Pro Sports USA, Co. in 1992, to handle the distribution of Fox
Tennis products worldwide. During the last three years, Pro Sports USA, Co. has produced a patented golf club head design. Currently, Fox golf and tennis products are distributed throughout the United States, as well as many European and Asian countries. In 1990, Dr. Chen founded Chateau Research, Inc., which designs and manufactures top quality loud speaker systems. In 1978, Dr. Chen founded Chen's International Corp. and Galaxy International Corp. ("Galaxy"), to handle real estate investments, engage in international trade and explore other business opportunities. In 1979, under the management of Dr. Chen, Galaxy obtained a major contract with the Taiwan Power Company, which resulted in Galaxy becoming the first firm to export coal from the western U.S. to Taiwan. Galaxy has also been involved in distribution and sales of Digital Equipment
Corporation (DEC) equipment and from 1980 to 1986, Galaxy was one of the fastest growing DEC original equipment manufacturers in the United States.


           Compensation of Directors - Effective March 1, 1994, non-employee directors receive a monthly retainer fee of $800, and $1,400 for each meeting attended in person. Non-employee directors do not receive fees for telephone meetings. All outside directors are reimbursed for expenses incurred in attending meetings plus board fees as disclosed in Item 10 of Form 10-K. In addition, each non-employee Director is entitled to receive common stock options pursuant to the annual automatic, non-discretionary grant mechanism under the "TELS Corporation 1994 outside Directors Stock Option Plan" approved by the shareholders in June, 1994. On April 1, 1995, each outside director received 15,000 options under the, non-discretionary grant provision of the plan based upon 1994 year-end results.

           In 1995, the Company's Board of Directors held ten meetings either in person or by telephone. A majority of directors were in attendance at all of the meetings.
The Board has established two committees, the Budget Audit Committee, and the Compensation Committee. The members of both committees are Willard H. Gardner, David K. Doyle, and Ming T. Chen. The principal functions of the Budget Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting the Company's operating results, and to review the Company's financial control procedures and personnel.
The Budget Audit Committee held three meetings in 1995. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options under the Company's existing plans. The Compensation Committee held one meeting during the year. Pursuant to delegated authority from the Board of Directors, Mr. Gunter as Chief Executive Officer, determines all salaries except for the Company's corporate officers.

              REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

                  The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief
Executive Officer and to each of the Company's other executive officers whose annual salary and bonus exceeded $100,000:

                     Annual Compensation         Long Term Compensation
Name and     Year               Other Annual  Restricted Securities Underlying
Principal    ended Salary Bonus Compensation  Stock Awards     Option/SARs
Position     12/31  ($)     ($)     ($)            ($)            (#)

John L. Gunter
             1995 150,330  4,165   16,756            0              0
President/CEO1994 140,297  6,500   16,756            0              0
             1993 103,158 24,092    (1)           112,500        100,000

Stephen M. Nelson
             1995 115,385    0      (1)              0              0
Executive VP 1994 113,558  2,500    (1)              0              0
 and CFO     1993  74,521  7,000    (1)           90,000          77,500

(1) Amounts are less than $50,000 or ten percent (10%) of compensation. Amounts for incidental benefits, such as personal use of Company automobiles, which accrue to certain officers and which, in the opinion of management, are job-related and appropriate in connection with the conduct of the Company's business affairs, are included in the above amounts.
Such benefits are not in excess of $50,000 for any individual.

2) The amounts reflected above do not include indebtedness of John L. Gunter to the Company in the aggregate amount of $ 76,623. For information regarding such indebtedness, see Certain Transactions.


         The following table provides information with respect to stock options granted during the
Company's last fiscal year to the persons named in the Summary Compensation Table above:
                               % of Total
                               Options
                   Number of Securities Granted to   Exercise or
                   Underlying Options   Employees in Base Price   Expiration
Name               Granted              Fiscal Year   ($/sh)      Date

John L. Gunter       None                   N/A        N/A         N/A
Stephen M. Nelson    None                   N/A        N/A         N/A


Aggregated Option/SAR Exercises in Year Ended December 31, 1995, and Option/SAR Values at
December 31, 1995.

         The following table features information concerning the exercise of options and/or SARs during the last fiscal year by persons named in the Summary Compensation Table, the number of unexercised
options and/or SARs held by such persons at the end of the last fiscal year and the value of such unexercised options and/or SARs as of such date.
                                            Number of Securities Value of
                                            Underlying           Unexercised
                                            Unexercised          In-the-Money
                                            Options/SARs at      Options/SARs
                                            12/31/95  (#)        12/31/95 ($)
               Shares Acquired   Value      Exercisable/         Exercisable/
Name           on Exercise (#) Realized ($) Unexercisable        Unexercisable

John L. Gunter     None           N/A        100,000              $ 82,800
Stephen M. Nelson  None           N/A         82,500              $ 68,310













                             STOCK OPTION AND STOCK BONUS PLANS

1. Executive Stock Bonus Plan - In January, 1984, the Company's Board of Directors adopted the
1984 Executive Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan provides for the
Board of Directors or a committee thereof to grant shares of the Company's Common Stock, or the right to receive such shares, to officers and other members of the executive or general management of the Company, excluding such individuals who hold 10% or more of the Company's Common Stock.
Shares or rights to shares will be granted without other payment therefore, as additional compensation for services rendered to the Company. The Board of Directors, or a duly appointed committee thereof, has the power to determine the persons to whom bonus awards will be made, the number of shares or rights to be granted, and the terms and conditions under which such grants will be made, including issuance in installments, forfeiture provisions or other restrictions. The Company has reserved 537,500 of the authorized but unissued shares of the Company's Common Stock for grant under the Stock
Bonus Plan. The total shares issued and outstanding under this plan are 497,625 at December 31, 1995.
No shares were issued under this plan in 1995.

2. TELS Corporation Stock Option and Incentive Plan for Officers and Key Employees of the
Company and Its Subsidiaries - This Plan, approved by shareholders on
June 7, 1993, replaced the
1984 Incentive Stock Option and the 1984 Non-Qualified stock Option Plans which expired. This newer plan permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, stock performance shares, dividend equivalents and restricted stock. The Board of Directors believes that the Plan will assist TELS in recruiting and retaining outstanding individuals as officers and members of management by enabling such persons to participate in the long-term growth of TELS and by providing additional incentive to increase their efforts in promoting the financial success of the Company and its subsidiaries. On June 6, 1994, the shareholders voted to increase the number of shares reserved under this plan to a maximum of 2,000,000 shares of stock that may be made subject to awards, as defined. In 1995, the Company granted 120,000 options and 10,974 shares under this plan and recorded compensation expense of $12,767.

3. TELS Corporation Board of Directors Stock Bonus and Option Plan - On June 6, 1994, the shareholders of the Company approved the Outside Directors Plan. This Directors Plan provides for the grant of nonstatutory stock options to non-employee Directors of the Company ("Outside
Directors") pursuant to an automatic, non-discretionary grant mechanism. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain the services of experienced and knowledgeable individuals to serve on the Board of Directors of the Company (the "Board"), to encourage ownership in the Company by the Directors of the Company, and to provide the
Company's Directors with reward opportunities based upon the success of the Company. The shareholders have approved 500,000 shares to be reserved for this plan.
In April 1995, each outside
director received 15,000 options under the automatic, non-discretionary grant provision of the plan.


4. Employees' Profit Sharing Plan - The Company adopted an employees' 401-K profit sharing plan, effective January 1, 1988, covering substantially all employees who have attained age 21 with service in excess of six months. The plan provides for Company contributions at the discretion of the Board of Directors. Company contributions begin partial vesting after the first full year in which eligible employees complete 501 hours of service, with full vesting occurring after seven years. During the year ended December 31, 1995, the Company contributed $15,000 to the plan.

                           CERTAIN TRANSACTIONS

         At December 31, 1995, Dr. Gunter is indebted to the Company in the amount of $39,302 plus accrued interest, evidenced by a promissory note dated March 25, 1986, and bearing interest at nine percent (9%), and an employee receivable of $37,321 for expenses.


                              OTHER MATTERS

         The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.








                                                     TELS Corporation



                                            Willard H. Gardner, Secretary